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                                                                    EXHIBIT 21.1

                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
                              LIST OF SUBSIDIARIES

                                                        JURISDICTION OF
NAME                                                     INCORPORATION
----                                                    ---------------
Baoding Tianwei Yingli New Energy Resources Co., Ltd.        China
Chengdu Yingli New Energy Resources Co., Ltd.                China
Tibet Tianwei Yingli New Energy Resources Co., Ltd.          China
Tibet Keguang Industries and Trading Co., Ltd.               China
Yingli Green Energy (International) Holding
 Company Limited                                             BVI
Yingli Energy (China) Company Limited                        China
Yingli Green Energy Europe GmbH                              Germany
Yingli Energy (Beijing) Co., Ltd.                            China